Exhibit 99.1
For Immediate Release
HOLLY CORPORATION REPORTS THIRD QUARTER RESULTS
     Dallas, Texas, November 1, 2006 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported quarterly net income of $79.0 million ($1.40 per basic and $1.37 per diluted share) for the three months ended September 30, 2006, compared to net income of $61.7 million ($1.01 per basic and $0.98 per diluted share) for the three months ended September 30, 2005. Net income was $218.9 million ($3.81 per basic and $3.73 per diluted share) for the nine months ended September 30, 2006, compared to net income of $127.8 million ($2.04 per basic and $2.00 per diluted share) for the nine months ended September 30, 2005.
     As previously reported, on March 31, 2006 we sold our petroleum refinery in Great Falls, Montana (the “Montana Refinery”) to a subsidiary of Connacher Oil and Gas Limited. Accordingly, the results of operations of the Montana Refinery and a gain on the sale of $13.8 million, net of income taxes of $8.2 million, are shown in discontinued operations. Income from continuing operations for the three months ended September 30, 2006 was $79.2 million ($1.40 per basic and $1.37 per diluted share) as compared to $60.7 million ($0.99 per basic and $0.97 per diluted share) for the three months ended September 30, 2005. Income from continuing operations for the nine months ended September 30, 2006 was $198.1 million ($3.45 per basic and $3.38 per diluted share) as compared to $126.2 million ($2.02 per basic and $1.97 per diluted share) for the nine months ended September 30, 2005.
     Income from continuing operations increased $18.5 million for the third quarter of 2006 and $71.9 million for the first nine months of 2006 as compared to the third quarter and first nine months of 2005, respectively, due principally to improved refined product margins experienced throughout the current year. In addition, our 2006 earnings have benefited from higher refinery yields due to the start-up in December 2005 of our ROSE unit, which converts a significant portion of lower value asphalt into high value transportation fuels. Furthermore, revenues for the first nine months of 2006 include the second quarter sales of $12.0 million of sulfur credits which were generated because our Navajo Refinery is making gasoline that is substantially lower in sulfur than required by EPA regulations. These favorable factors were partially offset by the effects of higher operating costs and expenses incurred in the current year. Refinery production levels from continuing operations increased 2% in the third quarter of 2006 as compared to the same period in 2005 due to the recently completed capacity expansion from 75,000 BPSD to 82,000 BPSD at our Navajo Refinery, which resulted in a gradual increase in production levels until we reached the new full capacity level in September. Overall refinery production levels from continuing operations decreased 4% in the nine months ended September 30, 2006 as compared to the same period in 2005 primarily due to production downtime arising from planned capital and refinery maintenance projects at our Navajo and Woods Cross Refineries during the second quarter. Refinery gross margins from continuing operations were $17.75 per produced barrel for the third quarter of 2006 compared to margins of $15.34 per produced barrel for the third quarter of 2005, and $17.23 per produced barrel for the nine months ended September 30, 2006 compared to margins of $12.25 per produced barrel for the nine months ended September 30, 2005.
     Sales and other revenues from continuing operations increased 33% for the third quarter of 2006 and 38% for the first nine months of 2006 as compared to the third quarter and first nine months of 2005, respectively, due principally to increased refined product prices. Additionally, the third quarter and first nine months of 2006 included revenues attributable to certain direct crude oil sales that were previously netted against the corresponding purchases and presented in cost of products sold prior to our adoption of new accounting guidance effective April 1, 2006. Cost of products sold was higher in the third quarter and first nine months of 2006 due principally to the higher costs of purchased crude oil and the inclusion of costs attributable to direct crude oil sales. Operating expenses increased in the third quarter and first nine months of 2006 due principally to higher utility costs (natural gas and electricity) and refinery maintenance, partially offset by the exclusion of operating costs of Holly Energy Partners, L.P. (“HEP”) in the first nine months of 2006 resulting from the deconsolidation of HEP effective July 1, 2005. General and administrative expenses were up for the first nine months of 2006, as compared to same period in 2005, due primarily to increased equity-based incentive compensation expense for the first half of 2006. The Company’s effective tax rate decreased in 2006 as compared to 2005 primarily due to the impact of the American Jobs Creation Act of 2004, which provides tax incentives for small business refiners incurring costs to produce ultra low sulfur diesel fuel.
     “We are quite pleased with our 2006 third quarter results, as we continued to realize solid refined product margins and are seeing very favorable contributions from our recently completed capital projects,” said Matthew Clifton, Chief Executive Officer of Holly. “Our income from continuing operations continues to surpass prior years’ levels, and has already placed us on track for another record year. So far in 2006, we have generated earnings before interest, taxes and depreciation (“EBITDA”) of $329.8 million, including $130.2 million in the third quarter. However, refined product margins have recently declined somewhat from the very high levels experienced in the spring and summer months.”
     “During the 2006 third quarter, we continued with our share repurchase program, purchasing 1,068,000 shares during the quarter at an average cost of $45.94. As announced earlier this week, our Board of Directors authorized a $100 million increase in the current stock repurchase program, which underscores our confidence in the continued growth and profitability of the Company. In addition to the stock repurchase program, in this era of high profitability, we have reinvested significant sums in capital projects at our refineries aimed at maximizing shareholder return. In the past year, we have completed clean diesel fuel projects at both of our refineries along with a ROSE unit and phase one of an expansion at the Navajo refinery. We are very pleased with the operations at both our refineries following the completion of these projects. Additionally, as previously reported, our Board of Directors is evaluating proposed projects to significantly enhance our feedstock flexibility at the Navajo and Woods Cross refineries and to expand the capacity of both refineries.”
     “Looking forward, we believe that the combination of our sour crude oil processing capabilities, the fast growing markets that we serve and our successful execution of value-added refining projects, will continue to favorably impact our future results. With respect to Holly Energy Partners, we continue to be pleased with its operations to date and look forward to its continued success,” said Clifton.

     The Company has scheduled a conference call for today, November 1, 2006 at 10:00AM EST to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is 8992661. Listeners may access the call via the internet at: http://audioevent.mshow.com/311277. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 82,000 barrels per stream day (“bpsd”) refinery located in southeast New Mexico and a 26,000 bpsd refinery in Woods Cross, Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	September 30,		Change from 2005
	2006	2005	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$1,172,693	$880,520	$292,173	33.2%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	979,309	725,286	254,023	35.0
Operating expenses (exclusive of depreciation, depletion and amortization)	54,146	42,287	11,859	28.0
General and administrative expenses (exclusive of depreciation, depletion and amortization)	12,566	12,619	(53)	(0.4)
Depreciation, depletion and amortization	9,480	8,549	931	10.9
Exploration expenses, including dry holes	102	69	33	47.8

Total operating costs and expenses	1,055,603	788,810	266,793	33.8

Income from operations	117,090	91,710	25,380	27.7
Other income (expense):
Equity in earnings of HEP	3,596	3,296	300	9.1
Interest income	2,747	1,202	1,545	128.5
Interest expense	(268)	(501)	233	(46.5)

	6,075	3,997	2,078	52.0

Income from continuing operations before income taxes	123,165	95,707	27,458	28.7
Income tax provision	43,964	35,690	8,274	23.2

Income from continuing operations before cumulative change in accounting principle	79,201	60,017	19,184	32.0
Cumulative effect of accounting change (net of tax expense of $426)	—	669	(669)	(100.0)

Income from continuing operations	79,201	60,686	18,515	30.5
Income (loss) from discontinued operations, net of taxes	(199)	1,033	(1,232)	(119.3)

Net income	$79,002	$61,719	$17,283	28.0%

Basic earnings per share:
Continuing operations	$1.40	$0.99	$0.41	41.4%
Discontinued operations	—	0.02	(0.02)	(100.0)

Net income	$1.40	$1.01	$0.39	38.6%

Diluted earnings per share:
Continuing operations	$1.37	$0.97	$0.40	41.2%
Discontinued operations	—	0.01	(0.01)	(100.0)

Net income	$1.37	$0.98	$0.39	39.8%

Cash dividends declared per common share	$0.08	$0.05	$0.03	60.0%

Average number of common shares outstanding:
Basic	56,555	61,236	(4,681)	(7.6)%
Diluted	57,783	62,772	(4,989)	(7.9)%
     On May 11, 2006, we announced that our Board of Directors approved a two-for-one stock split payable in the form of a stock dividend of one share of common stock for each issued and outstanding share of common stock. The dividend was paid on June 1, 2006 to all holders of record of common stock at the close of business on May 22, 2006. All references to the number of shares of common stock and per share amounts have been adjusted to reflect the split on a retrospective basis.
     Due to the sale of the Montana Refinery, we have reclassified certain amounts previously reported and now report as discontinued operations.

	Nine Months Ended
	September 30,		Change from 2005
	2006	2005	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,085,127	$2,233,895	$851,232	38.1%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	2,562,803	1,828,632	734,171	40.1
Operating expenses (exclusive of depreciation, depletion and amortization)	155,705	132,031	23,674	17.9
General and administrative expenses (exclusive of depreciation, depletion and amortization)	44,813	35,527	9,286	26.1
Depreciation, depletion and amortization	28,187	31,896	(3,709)	(11.6)
Exploration expenses, including dry holes	329	310	19	6.1

Total operating costs and expenses	2,791,837	2,028,396	763,441	37.6

Income from operations	293,290	205,499	87,791	42.7
Other income (expense):
Equity in loss of joint ventures	—	(685)	685	(100.0)
Equity in earnings of HEP	8,324	3,296	5,028	152.5
Minority interests in income of partnerships	—	(6,721)	6,721	(100.0)
Interest income	6,890	4,455	2,435	54.7
Interest expense	(815)	(4,706)	3,891	(82.7)

	14,399	(4,361)	18,760	(430.2)

Income from continuing operations before income taxes	307,689	201,138	106,551	53.0
Income tax provision	109,599	75,602	33,997	45.0

Income from continuing operations before cumulative change in accounting principle	198,090	125,536	72,554	57.8
Cumulative effect of accounting change (net of tax expense of $426)	—	669	(669)	(100.0)

Income from continuing operations	198,090	126,205	71,885	57.0
Income from discontinued operations, net of taxes	20,817	1,572	19,245	1,224.2

Net income	$218,907	$127,777	$91,130	71.3%

Basic earnings per share:
Continuing operations	$3.45	$2.02	$1.43	70.8%
Discontinued operations	0.36	0.02	0.34	1,700.0

Net income	$3.81	$2.04	$1.77	86.8%

Diluted earnings per share:
Continuing operations	$3.38	$1.97	$1.41	71.6%
Discontinued operations	0.35	0.03	0.32	1,066.7

Net income	$3.73	$2.00	$1.73	86.5%

Cash dividends declared per common share	$0.21	$0.14	$0.07	50.0%

Average number of common shares outstanding:
Basic	57,393	62,506	(5,113)	(8.2)%
Diluted	58,643	63,960	(5,317)	(8.3)%

Balance Sheet Data (Unaudited)

	September 30,	December 31,
	2006	2005
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$290,457	$254,842
Working capital	$253,961	$210,103
Total assets	$1,228,792	$1,142,900
Stockholders’ equity	$462,738	$377,351
Other Financial Data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		(In thousands)
Net cash provided by operating activities	$128,476	$90,396	$208,271	$162,876
Net cash provided by (used for) investing activities	$(2,786)	$(12,645)	$73,342	$(263,466)
Net cash provided by (used for) financing activities	$(48,918)	$(113,043)	$(136,049)	$109,439
Capital expenditures	$21,688	$29,417	$89,182	$58,062
EBITDA from continuing operations (1)	$130,166	$104,224	$329,801	$233,954

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Navajo Refinery
Crude charge (BPD) (1)	75,610	73,030	69,520	73,080
Refinery production (BPD) (2)	82,190	79,660	76,310	80,470
Sales of produced refined products (BPD)	80,950	80,280	75,680	80,160
Sales of refined products (BPD) (3)	96,688	87,830	90,495	89,130

Refinery utilization (4)	92.2%	97.4%	89.9%	97.4%

Average per produced barrel (5)
Net sales	$84.49	$79.18	$83.21	$67.46
Cost of products (6)	68.40	63.07	66.16	54.11

Refinery gross margin	16.09	16.11	17.05	13.35
Refinery operating expenses (7)	4.89	3.65	5.00	3.48

Net operating margin	$11.20	$12.46	$12.05	$9.87

Feedstocks:
Sour crude oil	79%	87%	81%	88%
Sweet crude oil	10%	2%	8%	1%
Other feedstocks and blends	11%	11%	11%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	57%	59%	58%
Diesel fuels	31%	29%	28%	28%
Jet fuels	3%	4%	4%	4%
Asphalt	3%	5%	3%	6%
LPG and other	5%	5%	6%	4%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	24,360	24,350	24,130	23,970
Refinery production (BPD) (2)	25,790	26,190	25,620	25,760
Sales of produced refined products (BPD)	25,160	27,240	25,320	26,710
Sales of refined products (BPD) (3)	25,860	28,840	26,360	27,960

Refinery utilization (4)	93.7%	93.7%	92.8%	92.2%

Average per produced barrel (5)
Net sales	$94.88	$81.72	$85.33	$68.23
Cost of products (6)	71.82	68.65	67.56	59.26

Refinery gross margin	23.06	13.07	17.77	8.97
Refinery operating expenses (7)	5.18	4.11	5.01	4.18

Net operating margin	$17.88	$8.96	$12.76	$4.79

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Woods Cross Refinery
Feedstocks:
Sour crude oil	0%	7%	3%	8%
Sweet crude oil	92%	81%	89%	81%
Other feedstocks and blends	8%	12%	8%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	65%	63%	64%	61%
Diesel fuels	29%	30%	28%	29%
Jet fuels	2%	2%	2%	2%
Fuel oil	4%	4%	5%	6%
LPG and other	0%	1%	1%	2%

Total	100%	100%	100%	100%

Consolidated(8)
Crude charge (BPD) (1)	99,970	97,380	93,650	97,050
Refinery production (BPD) (2)	107,980	105,850	101,930	106,230
Sales of produced refined products (BPD)	106,110	107,520	101,000	106,870
Sales of refined products (BPD) (3)	122,548	116,670	116,855	117,090

Refinery utilization (4)	92.6%	96.4%	90.6%	96.1%

Average per produced barrel (5)
Net sales	$86.96	$79.82	$83.74	$67.65
Cost of products (6)	69.21	64.48	66.51	55.40

Refinery gross margin	17.75	15.34	17.23	12.25
Refinery operating expenses (7)	4.96	3.77	5.00	3.66

Net operating margin	$12.79	$11.57	$12.23	$8.59

Feedstocks:
Sour crude oil	60%	67%	61%	69%
Sweet crude oil	30%	22%	28%	20%
Other feedstocks and blends	10%	11%	11%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	60%	59%	60%	59%
Diesel fuels	30%	29%	28%	28%
Jet fuels	2%	3%	4%	3%
Asphalt	3%	4%	2%	5%
LPG and other	5%	5%	6%	5%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD).

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

(8)	The Montana Refinery was sold on March 31, 2006. Amounts reported are for the Navajo and Woods Cross Refineries.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		(In thousands)
Income from continuing operations	$79,201	$60,686	$198,090	$126,205
Add provision for income tax	43,964	35,690	109,599	75,602
Add interest expense	268	501	815	4,706
Subtract interest income	(2,747)	(1,202)	(6,890)	(4,455)
Add depreciation, depletion and amortization	9,480	8,549	28,187	31,896

EBITDA from continuing operations	$130,166	$104,224	$329,801	$233,954

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Average per produced barrel:

Navajo Refinery
Net sales	$84.49	$79.18	$83.21	$67.46
Less cost of products	68.40	63.07	66.16	54.11

Refinery gross margin	$16.09	$16.11	$17.05	$13.35

Woods Cross Refinery
Net sales	$94.88	$81.72	$85.33	$68.23
Less cost of products	71.82	68.65	67.56	59.26

Refinery gross margin	$23.06	$13.07	$17.77	$8.97

Consolidated
Net sales	$86.96	$79.82	$83.74	$67.65
Less cost of products	69.21	64.48	66.51	55.40

Refinery gross margin	$17.75	$15.34	$17.23	$12.25

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$16.09	$16.11	$17.05	$13.35
Less refinery operating expenses	4.89	3.65	5.00	3.48

Net operating margin	$11.20	$12.46	$12.05	$9.87

Woods Cross Refinery
Refinery gross margin	$23.06	$13.07	$17.77	$8.97
Less refinery operating expenses	5.18	4.11	5.01	4.18

Net operating margin	$17.88	$8.96	$12.76	$4.79

Consolidated
Refinery gross margin	$17.75	$15.34	$17.23	$12.25
Less refinery operating expenses	4.96	3.77	5.00	3.66

Net operating margin	$12.79	$11.57	$12.23	$8.59

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

     Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Navajo Refinery
Average sales price per produced barrel sold	$84.49	$79.18	$83.21	$67.46
Times sales of produced refined products sold (BPD)	80,950	80,280	75,680	80,160
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$629,231	$584,804	$1,719,172	$1,476,273

Woods Cross Refinery
Average sales price per produced barrel sold	$94.88	$81.72	$85.33	$68.23
Times sales of produced refined products sold (BPD)	25,160	27,240	25,320	26,710
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$219,621	$204,797	$589,832	$497,522

Sum of refined products sales from produced products sold from our two refineries (4)	$848,852	$789,601	$2,309,004	$1,973,795
Add refined product sales from purchased products and rounding (1)	143,421	67,315	395,664	192,097

Total refined products sales	992,273	856,916	2,704,668	2,165,892
Add direct sales of excess crude oil(2)	143,103	—	274,378	—
Add other refining segment revenue(3)	37,033	23,312	105,549	50,634

Total refining segment revenue	1,172,409	880,228	3,084,595	2,216,526
Add HEP sales and other revenue	—	—	—	36,034
Add corporate and other revenues	404	417	928	1,034
Subtract consolidations and eliminations	(120)	(125)	(396)	(19,699)

Sales and other revenues	$1,172,693	$880,520	$3,085,127	$2,233,895

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Average sales price per produced barrel sold	$86.96	$79.82	$83.74	$67.65
Times sales of produced refined products sold (BPD)	106,110	107,520	101,000	106,870
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$848,852	$789,601	$2,309,004	$1,973,795

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Navajo Refinery
Average cost of products per produced barrel sold	$68.40	$63.07	$66.16	$54.11
Times sales of produced refined products sold (BPD)	80,950	80,280	75,680	80,160
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$509,402	$465,820	$1,366,908	$1,184,126

Woods Cross Refinery
Average cost of products per produced barrel sold	$71.82	$68.65	$67.56	$59.26
Times sales of produced refined products sold (BPD)	25,160	27,240	25,320	26,710
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$166,243	$172,042	$466,999	$432,114

Sum of cost of products for produced products sold from our two refineries (4)	$675,645	$637,862	$1,833,907	$1,616,240
Add refined product costs from purchased products sold and rounding (1)	136,241	70,839	394,131	198,150

Total refined cost of products sold	811,886	708,701	2,228,038	1,814,390
Add crude oil cost of direct sales of excess crude oil(2)	142,863	—	273,924	—
Add other refining segment costs of products sold(3)	24,680	16,710	61,237	33,941

Total refining segment cost of products sold	979,429	725,411	2,563,199	1,848,331
Add corporate and other costs	—	—	—	—
Subtract consolidations and eliminations	(120)	(125)	(396)	(19,699)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$979,309	$725,286	$2,562,803	$1,828,632

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the costs of products for NK Asphalt Partners subsequent to their consolidation in February 2005 and costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Average cost of products per produced barrel sold	$69.21	$64.48	$66.51	$55.40
Times sales of produced refined products sold (BPD)	106,110	107,520	101,000	106,870
Times number of days in period	92	92	273	273

Cost of products for produced products sold	$675,645	$637,862	$1,833,907	$1,616,240

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.89	$3.65	$5.00	$3.48
Times sales of produced refined products sold (BPD)	80,950	80,280	75,680	80,160
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$36,418	$26,958	$103,303	$76,155

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.18	$4.11	$5.01	$4.18
Times sales of produced refined products sold (BPD)	25,160	27,240	25,320	26,710
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$11,990	$10,300	$34,631	$30,480

Sum of refinery operating expenses per produced products sold from our two refineries (2)	$48,408	$37,258	$137,934	$106,635
Add other refining segment operating expenses and rounding (1)	5,714	5,029	17,731	13,560

Total refining segment operating expenses	54,122	42,287	155,665	120,195
Add HEP operating expenses	—	—	—	11,836
Add corporate and other costs	24	—	40	—

Operating expenses (exclusive of depreciation, depletion and amortization)	$54,146	$42,287	$155,705	$132,031

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt Partners subsequent to their consolidation in February 2005.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Average refinery operating expenses per produced barrel sold	$4.96	$3.77	$5.00	$3.66
Times sales of produced refined products sold (BPD)	106,110	107,520	101,000	106,870
Times number of days in period	92	92	273	273

Refinery operating expenses for produced products sold	$48,408	$37,258	$137,934	$106,635

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Navajo Refinery
Net operating margin per barrel	$11.20	$12.46	$12.05	$9.87
Add average refinery operating expenses per produced barrel	4.89	3.65	5.00	3.48

Refinery gross margin per barrel	16.09	16.11	17.05	13.35
Add average cost of products per produced barrel sold	68.40	63.07	66.16	54.11

Average net sales per produced barrel sold	$84.49	$79.18	$83.21	$67.46
Times sales of produced refined products sold (BPD)	80,950	80,280	75,680	80,160
Times number of days in period	92	92	273	273

Refined products sales from produced products sold	$629,231	$584,804	$1,719,172	$1,476,273

Woods Cross Refinery
Net operating margin per barrel	$17.88	$8.96	$12.76	$4.79
Add average refinery operating expenses per produced barrel	5.18	4.11	5.01	4.18

Refinery gross margin per barrel	23.06	13.07	17.77	8.97
Add average cost of products per produced barrel sold	71.82	68.65	67.56	59.26

Average net sales per produced barrel sold	$94.88	$81.72	$85.33	$68.23
Times sales of produced refined products sold (BPD)	25,160	27,240	25,320	26,710
Times number of days in period	92	92	273	273

Refined products sales from produced products sold	$219,621	$204,797	$589,832	$497,522

Sum of refined products sales from produced products sold from our two refineries (4)	$848,852	$789,601	$2,309,004	$1,973,795
Add refined product sales from purchased products and rounding (1)	143,421	67,315	395,664	192,097

Total refined products sales	992,273	856,916	2,704,668	2,165,892
Add direct sales of excess crude oil(2)	143,103	—	274,378	—
Add other refining segment revenue (3)	37,033	23,312	105,549	50,634

Total refining segment revenue	1,172,409	880,228	3,084,595	2,216,526
Add HEP sales and other revenue	—	—	—	36,034
Add corporate and other revenues	404	417	928	1,034
Subtract consolidations and eliminations	(120)	(125)	(396)	(19,699)

Sales and other revenues	$1,172,693	$880,520	$3,085,127	$2,233,895

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net operating margin per barrel	$12.79	$11.57	$12.23	$8.59
Add average refinery operating expenses per produced barrel	4.96	3.77	5.00	3.66

Refinery gross margin per barrel	17.75	15.34	17.23	12.25
Add average cost of products per produced barrel sold	69.21	64.48	66.51	55.40

Average sales price per produced barrel sold	$86.96	$79.82	$83.74	$67.65
Times sales of produced refined products sold (BPD)	106,110	107,520	101,000	106,870
Times number of days in period	92	92	273	273

Refined product sales from produced products sold	$848,852	$789,601	$2,309,004	$1,973,795

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555